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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Provident Companies, Inc. and UNUM Corporation and to the incorporation by reference therein of our report dated February 9, 1999 with respect to the consolidated financial statements of Provident Companies, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Chattanooga, Tennessee
June 2, 1999
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                                ACKNOWLEDGEMENT

Board of Directors and Shareholders
Provident Companies, Inc.

    We are aware of the incorporation by reference in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Provident Companies, Inc. and UNUM Corporation of our reports dated August 12, 1998 and May 12, 1999 relating to the unaudited condensed consolidated interim financial statements of Provident Companies, Inc. that are included in its Form 10-Q for the quarter ended June 30, 1998 and the Form 10-Q/A Amendment No. 2 for the quarter ended March 31, 1999.

    Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                          /s/ ERNST & YOUNG LLP

Chattanooga, Tennessee
June 2, 1999